EMPLOYMENT  AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), executed on October 1, 1999, is made and entered into effective the 1st day of July, 1999, by and between C. JEFFREY ROGERS (hereinafter referred to as "Rogers"), and PIZZA INN, INC. (hereinafter referred to as the "Company").

     W  I  T  N  E  S  S  E  T  H:

     WHEREAS, the Company and Rogers entered into that certain Employment Agreement dated July 26, 1990 and subsequent Employment Agreements dated
September 25, 1992, July 1, 1994 and July 1, 1997 (together, the "Employment Agreement"); and

     WHEREAS, pursuant to the Employment Agreement, the Company currently employs Rogers as its President and Chief Executive Officer, and the Company and Rogers desire to continue and extend such employment on the terms and conditions set forth; and

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Rogers hereby agree as follows:


     ARTICLE  I

     AGREEMENT

     1.01     Employment. Subject to the terms and conditions of this Agreement,
              ----------
the Company agrees to continue to employ Rogers as its President and Chief Executive Officer and Rogers hereby accepts such continued employment with the Company.

     1.02     Term.  The term (the "Term") of Rogers' employment hereunder shall
              ----
commence on the effective date of this Agreement set forth above (the "Effective Date") and shall continue through June 30, 2004, unless earlier terminated as provided pursuant to Article V hereof.

     1.03     Extensions.  During  each  fiscal  year  of the Company, beginning
              ----------
with the fiscal year ending in June 2000, the Board of Directors of the Company may extend the term of this Agreement, by an additional fiscal year, without the need to execute an amendment to this Agreement by adopting appropriate resolutions which expressly extend the term of this Agreement for such additional fiscal year and which establish a target amount for pre-tax operating cash flow for such fiscal year pursuant to Section 3.02(c) of this Agreement.





                                   ARTICLE II

     TITLE  AND  AUTHORITY

     2.01 Rogers agrees to act as President and/or Chief Executive Officer of the Company and to render such services as are normally delegated to such offices and positions and such additional services as may be delegated to him from time to time by the Board of Directors of the Company (the "Board of Directors") or otherwise stated in the Company's By-Laws, as amended. In performing such duties hereunder, Rogers shall give the Company the benefit of his special knowledge, skills, contacts and business experience and shall devote substantially all of his business time, attention, ability and energy exclusively to the business of the Company. It is agreed that Rogers may have other business investments and participate in other business ventures which may, from time to time, require minor portions of his time, but which shall not interfere or be inconsistent with his duties hereunder.


     ARTICLE  III

     COMPENSATION

     3.01     Base  Salary.  During the Term, the Company will pay to Rogers, as
              ------------
compensation for services rendered under this Agreement during the fiscal year ending June 25, 2000, an aggregate base salary (the "Base Salary") of Five Hundred Ninety-One Thousand Ten andNo/100 Dollars ($591,010.00) per annum. The Base Salary shall be paid in equal bi-weekly installments less applicable withholding, FICA and other taxes, if any. Such Base Salary shall be increased by 5% per year commencing on each anniversary of the Effective Date thereafter during the Term.

     3.02     Cash  Bonuses.  The  Company agrees to pay Rogers the cash bonuses
              -------------
provided below during the term of this Agreement. In the event the Company fails to meet the required criteria for Rogers to earn any portion of any of the bonuses listed below due to an extraordinary and/or non-recurring event or condition, the Compensation Committee of the Board of Directors has the authority, in its sole discretion, to authorize an additional bonus of an amount not exceeding the amount lost by Rogers due to such event or condition. The Compensation Committee also has the authority, in its sole discretion, to authorize an additional bonus to Rogers at each fiscal quarter end and fiscal year end in the event the Company experiences superior financial or stock price performance and the Compensation Committee deems such a bonus appropriate.

(a)     Bonus  No.  1.   During  the Term, the Company will pay to Rogers a cash
        -------------
incentive bonus ( Bonus No. 1 ) equal to $150,000 per Company fiscal year if at least 50 new Pizza Inn units are opened during such fiscal year. Payments will be made on a semi-annual basis, 50% on January 1 and July 1 of each year, based upon the opening of at least 25 new Pizza Inn units during each semi-annual period of such fiscal year. To the extent that 25 new units are not opened in either semi-annual period, the entire unpaid amount of Bonus No. 1 shall be paid to Rogers at fiscal year end if 50 new units are opened by fiscal year end.

 (b)     Bonus  No.  2.   During the Term, the Company will pay to Rogers a cash
         -------------
incentive bonus ( Bonus No. 2 ), payable quarterly, in the amount of $37,500 for each fiscal quarter in which the Company s operating results report pre-tax net income growth or earnings per share growth of at least 10% more than the same quarter in the preceding year. To the extent that there is a shortfall from such goal in any given quarter, the entire year-to-date unpaid amount of Bonus No. 2 shall be paid to Rogers if the total year-to-date pre-tax income growth for such fiscal year is at least 10% more than the previous fiscal year.

(c)     Bonus  No.  3.   During  the Term, the Company will pay to Rogers a cash
        --------------
incentive bonus ( Bonus No. 3 ), payable at the end of each fiscal year, based on the targets set forth below for EBITDA cash flow. For the purposes of this Agreement, "EBITDA cash flow" shall mean pre-tax earnings before interest, taxes, depreciation, and amortization prior to this bonus accrual per Section
3.02. If EBITDA cash flow equals or exceeds the target amount for an applicable year, then Bonus No. 3 shall equal $200,000. If EBITDA cash flow equals or exceeds 75% but is less than 100% of the target amount for an applicable year, then Bonus No. 3 shall equal $150,000. There shall be no Bonus No. 3 if EBITDA cash flow is less than 75% of the target amount for an applicable year. If EBITDA cash flow exceeds the target amount for an applicable year by $300,000 or more, then Bonus No. 3 shall equal $250,000.


                                              EBITDA  Cash
     Fiscal  Year  Ending                     Flow  Target
     --------------------               ------------------

     June  2000               $    6,000,000

     June  2001               $    6,500,000

     June  2002               $   7,000,000

     June  2003               $   7,500,000

     June  2004               $   8,000,000



     3.03     Stock.     It  is  acknowledged  that  Rogers  owns  a substantial
              -----
number of shares of Common Stock. The issuance of any additional shares of stock to Rogers would be at the discretion of the Company's Board of Directors.





     ARTICLE  IV

     BENEFITS

     4.01 Rogers shall receive a $50,000 yearly allowance to purchase life and disability insurance on each January 1 during the Term. At his option, Rogers shall receive $10,000 yearly allowance to maintain secondary health, dental and other insurance payable at such time as the premiums for such insurance are due. In addition, Rogers may participate in the Company's benefit plans. Rogers shall receive an automobile allowance of $1,350 per month payable on the first day of each month during the Term plus reimbursement of gasoline and maintenance expenses.


     ARTICLE  V

     TERMINATION

     5.01     Disability  of Rogers.  If Rogers shall become disabled, ill or be
              ---------------------
injured or otherwise become incapacitated such that, in the good faith opinion of the Board of Directors, he cannot fully carry out and perform his duties hereunder, and such incapacity shall continue for a period of 90 consecutive days, the Board of Directors may, at any time thereafter, fully and finally terminate his employment under this Agreement by giving Rogers written notice of such termination; provided, however, Rogers shall continue to receive 25% of his
                  --------- --------
Base  Salary  for  the  remainder of the Term.  Termination under this Paragraph
5.01 shall be effective as of the date of such notice. The right to terminate Rogers hereby shall expire (if not invoked) at such time as the event causing such incapacity is fully cured.

     5.02     Death  of  Rogers.   This  Agreement shall automatically terminate
              -----------------
upon the death of Rogers; provided, however, that the estate of Rogers shall receive for one (1) year after the date of death, upon the dates that such payments would have been made to Rogers, payments of Base Salary, Bonus No. 1, Bonus No. 2, and Bonus No. 3 pursuant to this Agreement.
 .

     5.03     Termination  by  the Company for Cause.   In addition to any other
              --------------------------------------
remedies which the Company may have at law or in equity, the Board of Directors may immediately terminate Rogers' employment under this Agreement in the event of the occurrence of any of the following events:

(a) Rogers willfully engages in an act of dishonesty (including, but not limited to, conviction of a felony) which act in and of itself materially injures or damages the Company; or

(b) Rogers willfully fails to substantially perform his duties within fifteen (15) days after written demand for substantial performance is delivered to Rogers by the Board of Directors, which demand specifically identifies the manner in which the Board believes that Rogers has not substantially performed his duties.


The Board of Directors shall provide at least ten (10) days prior written notice to Rogers of its intention to discharge Rogers for cause, and such notice must specify in detail the nature of the cause alleged and provide Rogers an opportunity to be heard by the Board of Directors prior to the expiration of such ten day period.

     5.04     Termination  by the Company Without Cause.  The Board of Directors
              -----------------------------------------
may terminate Rogers without cause (cause being as defined in Paragraph 5.03 above) upon 30 days prior written notice.

     5.05     Termination  by  Rogers.   Rogers  may,  with  or  without  cause,
              -----------------------
terminate his employment under this Agreement at any time by giving the Company at least 30 days prior written notice of such termination.

     5.06     Change  of  Control.   Rogers may terminate this Agreement with or
              -------------------
without any reason at any time within six months after a Change of Control has occurred by giving the Company at least ten days prior written notice of such termination. Change of Control shall mean any of the following: (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (a "Group of Persons") other than a person or entity or Group of Persons at least 50% of the combined voting power of which is held by Rogers; or (b) the Company is merged or consolidated with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (c) a person or entity or Group of Persons (other than (i) the Company or (ii) an employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (d) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

     5.07     Termination  by  Rogers for Good Reason.  Rogers may terminate his
              ---------------------------------------
employment for good reason within twelve months following a Change of Control by giving the Company at least ten days prior written notice of such termination. For purposes of this Agreement, good reason shall mean, without Rogers express written consent, that, following a Change of Control, (i) Rogers is required to relocate, (ii) Rogers is assigned a diminished position or diminished responsibilities with the Company, or (iii) Rogers annual base salary, bonus or benefits, as the same may be contractually adjusted from time to time, are reduced in any manner other than as provided for in Section 3.02 in this Agreement.


     ARTICLE  VI

     RIGHTS  UPON  TERMINATION

     6.01     If  the  Company  terminates this Agreement pursuant to Paragraphs
5.01 or 5.03 hereof, or if this Agreement is automatically terminated pursuant to Paragraph 5.02 hereof, or if Rogers terminates this Agreement pursuant to Paragraph 5.05 hereof, then Rogers or Rogers' estate, as the case may be, will only be entitled to the salary (under Paragraph 3.01) which has been received or accrued to the date of termination, and Rogers or Rogers' estate, as the case may be, will not be entitled to any additional salary for the remainder of the Term (except as otherwise provided in Paragraph 5.01 or 5.02 hereof). Rogers will not be entitled to any bonus (including any bonuses set forth herein), further equity participation, employee benefit, or any other payment except for bonuses which may have accrued prior to the date of termination (except as otherwise provided in Paragraph 5.02 hereof).

     6.02     If  the  Company  terminates  this Agreement pursuant to Paragraph
5.04 hereof, or if Rogers terminates this Agreement pursuant to Paragraph 5.06 or 5.07 hereof, Rogers will be entitled to a lump sum payment within 30 days of termination of all ordinary salary payments as provided in Paragraph 3.01 which would have been paid had Rogers remained in the employment of the Company during the complete Term together with an amount equal to (i) two times the sum of Bonus No. 1, Bonus No. 2 and Bonus No. 3 Rogers would have received in the fiscal year of such termination assuming the Company's financial and operational results for such fiscal year attained the highest levels set forth in Paragraph 3.02 hereof, less (ii) any Bonus No. 1, Bonus No. 2, and Bonus No. 3 actually received in such fiscal year based on operating results of such fiscal year.

     6.03 The parties hereto acknowledge and agree that the amount set forth in Paragraph 6.02 is not a penalty or a forfeiture; rather, the amount specified is a reasonable and fair reflection of damages that Rogers might incur in the event this Agreement is terminated pursuant to such paragraph.

     6.04(a) If any payment received or to be received by Rogers in connection with a change in control of the Company or termination of Rogers' employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, any person whose actions result in a change in control of the Company, or any person affiliated with the Company or such person (together with the severance payment, the "total payments"), will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will pay to Rogers, within 30 days of any payments giving rise to excise tax, an additional amount (the "gross-up payment") such that the net amount retained or to be retained by Rogers, after deduction of any excise tax on the total payments and any federal and state and local income tax and excise tax on the gross-up payment provided for by this section, will equal the total payments.

     6.04(b) For purposes of determining the amount of the gross-up payment, Rogers will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year that the payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the executive's residence on the date of termination or the date that excise tax is withheld by the Company, net of the maximum reduction in federal income taxes that could be obtained by deducting such state and local taxes.

     6.04(c) For purposes of determining whether any of the total payments would not be deductible by the Company and would be subject to the excise tax, and the amount of such excise tax, (i) total payments will be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and all parachute payments in excess of the base amount within the meaning of Section 280G(b)(3) will be treated as subject to the excise tax unless, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Rogers such total payments (in whole or in part) are not parachute payments, or such parachute payments in excess of the base amount (in whole or in part) are otherwise not subject to the excise tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit will be determined by the Company's independent auditors in accordance with Sections 280G(d)(3) and (4) of the Internal Revenue Code.


     ARTICLE  VII

     EXPENSE  REIMBURSEMENT

     7.01 Rogers is authorized to incur reasonable business expenses in promoting the business of the Company, including expenditures for entertainment and travel. Such expenses shall include economy airfare for commuting between Rogers' residence (which may be his primary or secondary residence) and the Company's corporate office (or such other locations as Rogers needs to conduct the Company's business from time to time). The Company shall reimburse Rogers from time to time for all business expenses which are determined by the Board of Directors to be reasonable. The Company shall reimburse Rogers' legal and resultant accounting expenses incurred in connection with this Agreement.


     ARTICLE  VIII

     BOARD  OF  DIRECTORS

     8.01 In the event of termination of this Agreement, Rogers shall tender his resignation from the Board of Directors.

     ARTICLE  IX

     TRADE  SECRETS  AND  NON  COMPETITION

9.01     Trade  Secrets.  During  the  Term  and at all times thereafter, Rogers
         --------------
shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company or any affiliate or subsidiary of the Company, any material referred to in Paragraph 10.01 or 10.02 or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets or other knowledge or processes of a proprietary nature belonging to, or developed by, the Company or any other confidential information relating to or dealing with the business operations or activities of the Company or any affiliate or subsidiary of the Company, made known to Rogers or learned or acquired by Rogers while in the employ of the Company.

     9.02     Non-Competition.  For  a  period  of  three  years  after  the
              ---------------
termination of his employment with the Company, Rogers shall not become employed by, consult with or otherwise assist in any manner any company (or any affiliate thereof) the primary business of which involves or relates to the sale of pizza in the continental United States.

     9.03     Remedies.  Rogers  acknowledges that the restrictions contained in
              --------
the foregoing Paragraphs 9.01 and 9.02 (the "Restrictions"), in view of the nature of the business in which the Company and its affiliates and subsidiaries are engaged, are reasonable and necessary in order to protect the legitimate interests of the Company and its affiliates and subsidiaries, and that any violation thereof would result in irreparable injury to the Company, and Rogers therefore further acknowledges that, in the event Rogers violates, or threatens to violate, any such Restrictions, the Company and its affiliates and subsidiaries shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or any affiliate or subsidiary of the Company may be entitled.

     9.04     Invalid  Provisions.  If  any Restriction, or any part thereof, is
              -------------------
determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions.

     9.05     Judicial Reformation.  If the period of time or the area specified
              --------------------
in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.

9.06     Tolling.  If  Rogers  violates any of the Restrictions, the restrictive
         -------
period shall not run in favor of Rogers from the time of the commencement of any such violation until such time as such violation shall be cured by Rogers to the satisfaction of the Company.


     ARTICLE  X

     PROPRIETARY  INFORMATION


     10.01     Disclosure  of  Information.  It  is  recognized that Rogers will
               ---------------------------
have access to certain confidential information of the Company and its affiliates and subsidiaries, and that such information constitutes valuable, special and unique property of the Company and its affiliates and subsidiaries. Rogers shall not at any time disclose any such confidential information to any party for any reason or purpose except as may be made in the normal course of business of the Company or its affiliates and subsidiaries and for the Company's or its affiliates' or subsidiaries' benefits.

     10.02     Return  of  Information.  All  advertising,  sales  and  other
               -----------------------
materials or articles of information, including without limitation data processing reports, invoices, or any other materials or data of any kind furnished to Rogers by the Company or developed by Rogers on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Rogers' employment hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during, upon or after the termination of Rogers' employment, Rogers shall immediately deliver the same to the Company.

     ARTICLE  XI

     ARBITRATION

     11.01 Any controversy or claim arising out of or relating to this Agreement or the breach thereof of Rogers' employment relationship with the Company shall be settled by arbitration in the City of Dallas in accordance with the laws of the State of Texas by three arbitrators, one of whom shall be appointed by the Company, one by Rogers, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Fifth Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Article XI. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.


     ARTICLE  XII

     MISCELLANEOUS


     12.01     Notices.  Any  notices  to  be given hereunder by either party to
               -------
the other shall be in writing and may be effected either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

     If  to  Company:     Pizza  Inn,  Inc.
     5050  Quorum  Drive
Suite  500
Dallas,  Texas  75240
Attn:  Chairman  of  the  Board

     If  to  Rogers:          C.  Jeffrey  Rogers
     5050  Quorum  Drive
Suite  500
Dallas,  Texas  75240

     Any party may change his or its address by written notice in accordance with this Paragraph 12.01. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after proper mailing.

     12.02     Entire  Agreement.  This  Agreement  supersedes any and all other
               -----------------
agreements, either oral or in writing, between the parties hereto with respect to the employment of Rogers by the Company, including, but without limitation, the Employment Agreement, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

     12.03     Law  Governing Agreement. This Agreement shall be governed by and
               ------------------------
construed in accordance with the laws of the State of Texas and all obligations shall be performable in Dallas County, Texas.

     12.04     Waivers.   No term or condition of this Agreement shall be deemed
               -------
to have been waived nor shall there be any estoppel to enforce any of the terms or provisions of this Agreement except by written instrument of the party charged with such waiver or estoppel, and, if the Company is the waiving party, such waiver must be approved by the Board of Directors. Further, it is agreed that no waiver at any time of any of the terms or provisions of this Agreement shall be construed as a waiver of any of the other terms or provisions of this Agreement, and that a waiver at any time of any of the terms or provisions of this Agreement shall not be construed as a waiver at any subsequent time of the same terms or provisions.

     12.05     Amendments.  No amendment or modification of this Agreement shall
               ----------
be deemed effective unless and until executed in writing by all of the parties hereto and approved by the Board of Directors.

     12.06     Severability  and  Limitation.  All  agreements  and  covenants
               -----------------------------
contained herein are severable and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and scope so as to comply with the orders of any such court or other legally constituted authority, and, as to all other portions of such agreements or covenants, they shall remain in full force and effect as originally written.

     12.07     Headings.  All  headings set forth in this Agreement are intended
               --------
for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

     12.08     Assignment.  Rogers  agrees that his representations, warranties,
               ----------
covenants, promises and obligations contained herein may be assigned by the Company to any person, partnership, firm, association, corporation or other business entity to which the Company may transfer all or substantially all of its business or assets.

     12.09     Survival.  Articles  VI, IX  and XI shall survive the termination
               --------
of  this  Agreement.

     EXECUTED  as  of  the  date  and  year  first  above  written.


     PIZZA  INN,  INC.

     By:  /s/  Ronald  W.  Parker
          -----------------------
       Ronald  W.  Parker,  Executive
       Vice  President

     /s/  C.  Jeffrey  Rogers
     ------------------------
C.  Jeffrey  Rogers